As filed with the Securities and Exchange Commission on December 20, 2012

Registration Nos. 333-170626 and 333-178701

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

Registration Statement

Under

The Securities Act Of 1933

DIAL GLOBAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	95-3980449
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employee Identification Number)

220 West 42nd Street

New York, NY 10036

(212) 967-2888

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Westwood One, Inc. 2010 Equity Compensation Plan

Dial Global 2011 Stock Option Plan

(Full Title of Plan)

Spencer Brown

Principal Executive Officer

220 West 42nd Street

New York, NY 10036

(212) 967-2888

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, or Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment relates to the following registration statements of Dial Global, Inc. (the “Company”) filed on Form S-8 (collectively the “Registration Statements”):

1)	Registration Statement No. 333-170626 registering 2,604,000 shares of the Company’s Class A Common Stock (the “Common Stock”) authorized for issuance in connection with (i) the potential exercise of stock options, and (ii) restricted stock, restricted stock units and other equity awards, in each case, under the Westwood One, Inc. 2010 Equity Compensation Plan (the “2010 Plan”); and

2)	Registration Statement No. 333-178701 registering 8,513,052 shares of the Common Stock authorized for issuance pursuant to the potential exercise of stock options issued under the Dial Global 2011 Stock Option Plan (the “2011 Plan”).

This post-effective amendment hereby terminates the Registration Statements and removes from registration all of the securities registered thereby which remain unsold as of the date hereof. As of the date hereof, the Company estimates that (1) approximately 1,615,408 shares of the Common Stock registered on Registration Statement No. 333-170626 in connection with the 2010 Plan remain unsold and (2) approximately 761,827 shares of the Common Stock registered on Registration Statement No. 333-178701 in connection with the 2011 Plan remain unsold.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on this 19th day of December, 2012.

Dial Global, Inc.

By:	/s/ Spencer Brown
Name: Spencer Brown Title: Principal Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statements has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Neal A. Schore	Chairman of the Board	December 19, 2012
/s/ Spencer Brown	Principal Executive Officer and Director	December 19, 2012
/s/ Jean B. Clifton	Principal Financial Officer and Principal Accounting Officer	December 19, 2012
/s/ Andrew Salter	Vice Chairman of the Board	December 19, 2012
/s/ B. James Ford	Director	December 19, 2012
/s/ Jonathan I. Gimbel	Director	December 19, 2012
/s/ Jules Haimovitz	Director	December 19, 2012
/s/ H. Melvin Ming	Director	December 19, 2012
/s/ Peter E. Murphy	Director	December 19, 2012
/s/ Mark R. Stone	Director	December 19, 2012

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